UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2022

CANO HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39289	98-1524224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 NW 117th Avenue, Suite 200 Miami, Florida 33178
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 226-6633

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CANO	The New York Stock Exchange
Warrants to purchase one share of Class A Common Stock at an exercise price of $11.50	CANO WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On January 14, 2022, Cano Health, LLC, a Florida limited liability company and a subsidiary of Cano Health, Inc. (the “Company”), Primary Care (ITC) Intermediate Holdings, LLC, a Delaware limited liability company, Credit Suisse AG, Cayman Islands Branch, and the other lenders party thereto, entered into the Sixth Amendment (“Sixth Amendment”) to the Credit Agreement, dated as of November 23, 2020, pursuant to which the outstanding principal amount of approximately $644.4 million of senior secured term loans maturing November 23, 2027 (the “Existing Term Loans”) were replaced with an equivalent amount of new term loans (the “New Term Loans”) having substantially similar terms as the Existing Term Loans, except with respect to the interest rate applicable to the New Term Loans, with the implementation of a forward-looking term rate based on the secured overnight financing rate (“Term SOFR”) as the replacement of LIBOR as the benchmark interest rate for borrowings, and certain other provisions. The New Term Loans replaced the Existing Term Loans in full.

The interest rate applicable to the New Term Loans was revised to Term SOFR plus 4.00%, plus the applicable credit spread adjustment (with a Term SOFR floor of 0.50%). The interest rate applicable to the Existing Term Loans was LIBOR plus 4.50% (with a LIBOR floor of 0.75%). The maturity of the New Term Loans remains unchanged.

The forgoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by the full text of the Sixth Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.     Regulation FD Disclosure.

On January 14, 2022, the Company issued a press release announcing the closing of the repricing of the New Term Loans. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

10.1	Sixth Amendment to Credit Agreement, dated as of January 14, 2022.

99.1	Press release of Cano Health, Inc. dated January 14, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO HEALTH, INC.

Date: January 14, 2022	By:	/s/ Dr. Marlow Hernandez
	Name:	Dr. Marlow Hernandez
	Title:	Chief Executive Officer and President